Exhibit 10.01

SECOND AMENDMENT TO LOAN AGREEMENT

This Second Amendment to Loan Agreement (“Second Amendment”), dated as of the 12th day of September, 2005, to be effective the 14th day of September, 2005 (the “Effective Date”), by and among iGate Corporation, a Pennsylvania corporation (“IGC”), iGate, Inc., a Pennsylvania corporation (“IGI”) (IGC and IGI are singularly, a “Borrower”, and collectively, the “Borrowers”), and PNC Bank National Association (the “Bank”).

W I T N E S S E T H:

WHEREAS, the Borrowers and the Bank entered into that certain Loan Agreement, dated as of September 16, 2003, as amended by that certain First Amendment to Loan Agreement, dated as of September 15, 2004, by and among the Borrowers and the Bank (as amended, the “Loan Agreement”), pursuant to which, among other things, the Bank agreed to extend credit to the Borrowers pursuant to a revolving credit facility in an aggregate principal amount not to exceed Twenty Five Million and 00/100 Dollars ($25,000,000.00); and

WHEREAS, the Borrowers desire to amend certain provisions of the Loan Agreement and the Bank shall permit such amendments pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. All capitalized terms used herein which are defined in the Loan Agreement shall have the same meaning herein as in the Loan Agreement unless the context clearly indicates otherwise.

2. The definition of “Expiration Date” in Section 1.01 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

“Expiration Date” shall mean September 13, 2006.

3. Section 1.01 of the Loan Agreement is hereby amended to insert the following definition:

“Second Amendment Effective Date” shall mean September 14, 2005.

4. Section 6.02(b) of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

(b) Indebtedness existing on the Second Amendment Effective Date and described in Schedule 6.02 to this Agreement (including any extensions or renewals thereof provided there is no increase in the amount thereof or other significant adverse change in the terms thereof);

5. Section 6.04(a) of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

(a) loans and investments existing on the Second Amendment Effective Date and set forth on Schedule 6.04 attached to this Agreement;

6. The provisions of Sections 2 through 5 of this Second Amendment shall not become effective until the Bank has received the following items, each in form and substance acceptable to the Bank and its counsel:

(a) this Second Amendment, duly executed by the Borrowers;

(b) the documents listed in the Closing Agenda set forth on Exhibit A attached hereto and made a part hereof;

(c) an extension fee in the amount of Thirty Thousand and 00/100 Dollars ($30,000.00); and

(d) such other documents as may be reasonably requested by the Bank.

7. Each Borrower hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the Loan Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Loan Agreement.

8. Each Borrower acknowledges and agrees that each and every document, instrument or agreement, which at any time has secured the Debt including, without limitation, the Pledge and Security Agreement and the Account Control Agreement, hereby continue to secure the Debt.

9. Each Borrower hereby represents and warrants to the Bank that (i) such Borrower has the legal power and authority to execute and deliver this Second Amendment, (ii) the officers of such Borrower executing this Second Amendment have been duly authorized to execute and deliver the same and bind such Borrower with respect to the provisions hereof, (iii) the execution and delivery hereof by such Borrower and the performance and observance by such Borrower of the provisions hereof and of the Loan Agreement and all documents executed or to be executed therewith, do not violate or conflict with the organizational documents of such Borrower or any Law applicable to such Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Borrower, and (iv) this Second Amendment, the Loan Agreement and the documents executed or to be executed by such Borrower in connection herewith or therewith constitute or will constitute valid and binding obligations of such Borrower in every respect, enforceable in accordance with their respective terms, except as the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

10. Each Borrower represents and warrants that (i) no Event of Default exists under the Loan Agreement, nor will any occur as a result of the execution and delivery of this Second Amendment or the performance or observance of any provision hereof, (ii) the Schedules attached to and made a part of the Loan Agreement are true and correct in all material respects as of the date hereof, and there are no modifications or supplements thereto, except as set forth on Exhibit B attached hereto and made a part hereof, and (iii) it presently has no known claims or actions of any kind at Law or in equity against the Bank arising out of or in any way relating to the Loan Documents.

11. Each reference to the Loan Agreement that is made in the Loan Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Loan Agreement as amended hereby.

12. The agreements contained in this Second Amendment are limited to the specific agreements made herein. Except as amended hereby, all of the terms and conditions of the Loan Agreement shall remain in full force and effect. This Second Amendment amends the Loan Agreement and is not a novation thereof.

13. This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.

14. This Second Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of law thereof. Each Borrower hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or mentioning this Second Amendment.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Second Amendment to Loan Agreement to be duly executed by their duly authorized officers as of the day and year first above written to be effective on the Effective Date.

Attest:		iGate Corporation

By:	/s/ Michael K. Fox	By:	/s/ Michael J. Zugay
Name:	Michael K. Fox	Name:	Michael J. Zugay
Title:	Treasurer	Title:	Senior VP & Chief Financial Officer

Attest:		iGate, Inc.

By:	/s/ Michael K. Fox	By:	/s/ Michael J. Zugay
Name:	Michael K. Fox	Name:	Michael J. Zugay
Title:	Treasurer	Title:	Treasurer

PNC Bank National Association

		By:	/s/ Scott Colcombe
		Name:	Scott Colcombe
		Title:	Vice President

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS:
COUNTY OF ALLEGHENY	)

On this 12th day of September, 2005, before me, a Notary Public, personally appeared Michael J. Zugay, who acknowledged himself/herself to be the Sr. VP & CFO of iGate Corporation, a Pennsylvania corporation (the “Corporation”), and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing his name as Sr. VP & CFO of and on behalf of the Corporation.

IN WITNESS WHEREOF, I hereunto set my hand and affix my seal.

/s/ Donna M. Mascia
Notary Public

My Commission Expires:

[SEAL]

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS:
COUNTY OF ALLEGHENY	)

On this 12th day of September, 2005, before me, a Notary Public, personally appeared Michael J. Zugay, who acknowledged himself/herself to be the Treasurer of iGate, Inc., a Pennsylvania corporation (the “Corporation”), and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing his name as Treasurer of and on behalf of the Corporation.

IN WITNESS WHEREOF, I hereunto set my hand and affix my seal.

/s/ Donna M. Mascia
Notary Public

My Commission Expires:

[SEAL]

EXHIBIT A

Closing Agenda

See Attached

EXHIBIT B

Revised Schedules to Loan Agreement

See Attached